Exhibit 10.1
EXECUTION COPY
INITIAL REMARKETING AGREEMENT
May 9, 2006
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.,
as Remarketing Agents
c/o        Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative
4 World Financial Center
New York, NY 10080
JPMorgan Chase Bank, N.A., as Purchase Contract Agent
4 New York Plaza, 15th Floor
New York, New York 10004
Attention: Worldwide Securities Services
Ladies and Gentlemen:
     WHEREAS, The Hartford Financial Services Group, Inc., a Delaware corporation (the "Company”) and Goldman, Sachs & Co. entered into a remarketing agreement dated May 23, 2003 (the "Original Remarketing Agreement”) which contemplated a remarketing of the Company’s 2.56% Senior Notes due August 16, 2008;
     WHEREAS, the Company is entering into this Initial Remarketing Agreement dated as of May 9, 2006 (the “Agreement”) by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. as remarketing agents (each a "Remarketing Agent” and collectively, the “Remarketing Agents”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as Representative (the “Representative”), and JPMorgan Chase Bank, N.A., a national banking association, not individually but solely as Purchase Contract Agent (the “Purchase Contract Agent”) and as attorney-in-fact of the holders of Purchase Contracts (as defined in the Purchase Contract Agreement referred to below) for purposes of effecting the Initial Remarketing on the terms and conditions set forth herein;

     WHEREAS, this Agreement supersedes all prior agreements and understandings between the Company and the Remarketing Agents, or any of them, with respect to the Initial Remarketing and if any provision of this Agreement relating to the Initial Remarketing conflicts, or is inconsistent, with the Original Remarketing Agreement, this Agreement shall control;
     WHEREAS, if the Initial Remarketing shall be deemed a Failed Remarketing, it is intended that this Agreement shall terminate and the Original Remarketing Agreement shall remain in full force and effect;
     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     Section 1 . Definitions.
     (a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract Agreement, dated as of May 23, 2003, between the Company and JPMorgan Chase Bank, N.A., as Purchase Contract Agent, as amended from time to time (the “Purchase Contract Agreement”).
     (b) As used in this Agreement, the following terms have the following meanings:
     "Base Prospectus” means the prospectus included in the Registration Statement, including all documents incorporated by reference therein as of the date of this Agreement.
     "Effective Date” means the date the Registration Statement becomes effective pursuant to Rule 430B under the Securities Act for purposes of liability under Section 11 of the Securities Act of the Company and the Remarketing Agents.
     "Failed Remarketing” has the meaning set forth in Section 2(d).
     "Final Term Sheet” means the final term sheet, substantially in the form of Schedule II hereto.
     "Initial Remarketing” has the meaning set forth in Section 2(b).
     "Initial Remarketing Date” has the meaning set forth in Section 2(b).
     "Preliminary Prospectus” means the Base Prospectus, as supplemented by the preliminary prospectus supplement dated May 9, 2006 used in connection with the Remarketing, including the documents incorporated by reference therein as of the date of such preliminary prospectus supplement; and any reference to any amendment or supplement to such Preliminary Prospectus shall be deemed to refer to and include any documents filed after the date of such

Preliminary Prospectus, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus.
     "Prospectus” means the Base Prospectus, as supplemented by the definitive prospectus supplement specifically relating to the Remarketed Senior Notes, in the form filed with the Commission pursuant to Rule 424(b), including the documents incorporated by reference therein as of the date of such Prospectus; and any reference to any amendment or supplement to such Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, under the Exchange Act, and incorporated by reference in such Prospectus.
     "Registration Statement” means registration statement nos. 333-103915 and 333-105392 under the Securities Act prepared by the Company covering, inter alia, the Remarketing of the Remarketed Senior Notes pursuant to Section 5(a) hereunder, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.
     "Remarketed Senior Notes” means the Pledged Senior Notes and the Separate Senior Notes, if any, subject to Remarketing as identified to the Remarketing Agents by the Purchase Contract Agent and the Custodial Agent, respectively, by 11:00 a.m., New York City time, on May 10, 2006.
     "Remarketing” means the remarketing of the Remarketed Senior Notes pursuant to this Remarketing Agreement.
     "Remarketing Fee” has the meaning set forth in Section 4.
     "Remarketing Price” has the meaning set forth in Section 2(b).
     "Remarketing Settlement Date” means May 16, 2006 or such other date as may be agreed by the Company and the Representative.
     "Reset Rate” has the meaning set forth in Section 2(c).
     "Senior Notes” means the 2.56% senior notes due August 16, 2008 of the Company.
     "Time of Sale” means the time notified to the Company by the Representative at or prior to the determination of the Reset Rate on May 11, 2006, which time shall be no later than one hour after the time at which the Reset Rate is determined.
     "Time of Sale Information” means the Preliminary Prospectus and the Final Term Sheet, at the Time of Sale, including all documents incorporated therein by reference, whether any such incorporated document is filed before or after the document into which it is incorporated, so long as the incorporated document is filed before the Time of Sale.
     "Transaction Documents” means this Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Indenture, in each case as amended or supplemented from time to time.
     Section 2 . Appointment and Obligations of the Remarketing Agent.
     (a) The Company hereby appoints the Remarketing Agents as the exclusive remarketing agents with respect to the Initial Remarketing and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Representative of the Remarketing Agents. Each

Remarketing Agent appoints the Representative to act on its behalf under this Agreement. The Representative, on behalf of the Remarketing Agents, and subject to the terms and conditions set forth herein, hereby accepts such appointments for the purpose of (i) remarketing the Remarketed Senior Notes on behalf of the holders thereof, (ii) determining, in consultation with the Company, in the manner provided for herein and in the Purchase Contract Agreement and the Indenture, the Reset Rate for the Senior Notes, and (iii) performing such other duties as are assigned to the Remarketing Agents in the Transaction Documents.
     (b) On May 11, 2006 (the “Initial Remarketing Date”), each of the Remarketing Agents shall use its reasonable efforts to remarket (“Initial Remarketing”) the Remarketed Senior Notes, at a price (the “Remarketing Price”), based on the Reset Rate, equal to approximately 100.50% (or, if the Remarketing Agents are unable to remarket the Remarketed Senior Notes at such price, at a price below 100.50% in the discretion of the Representative, but in no event less than 100%, net of any Remarketing Fee and any other fees and commissions) of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Notes Purchase Price.
     (c) The Remarketing Agents shall determine, in consultation with the Company, the rate per annum, rounded to the nearest one-thousandth (0.001) of one percent per annum, that the Senior Notes should bear (the “Reset Rate”) in order for the Senior Notes of the Normal Unit holders to have an aggregate market value equal to the Remarketing Price and that in the sole reasonable discretion of the Remarketing Agents will enable the Remarketing Agents to remarket all of the Remarketed Senior Notes at the Remarketing Price in such Remarketing, provided that such rate shall not exceed the maximum interest rate permitted by law.
     (d) If, by 4:00 p.m. (New York City time) on the Initial Remarketing Date, the Remarketing Agents are unable to remarket all of the Remarketed Senior Notes at the Remarketing Price pursuant to the terms and conditions hereof, a failed remarketing (“Failed Remarketing”) shall be deemed to have occurred, and the Representative shall advise, by telephone, the Depositary, the Purchase Contract Agent and the Company, and return the Remarketed Senior Notes to the Collateral Agent or the Custodial Agent, as the case may be. Whether or not there has been a Failed Remarketing will be determined in the sole reasonable discretion of the Representative.
     (e) In the event of a Successful Remarketing, by approximately 4:30 p.m. (New York City time) on the Initial Remarketing Date, the Representative shall advise, by telephone:
     (i) the Depositary, the Purchase Contract Agent, the Indenture Trustee and the Company of the Reset Rate determined by the Remarketing Agents in such Remarketing and the aggregate principal amount of Remarketed Senior Notes sold in such Remarketing;

     (ii) each purchaser (or the Depositary Participant thereof) of Remarketed Senior Notes of the Reset Rate and the aggregate principal amount of Remarketed Senior Notes such purchaser is to purchase; and
     (iii) each such purchaser to give instructions to its Depositary Participant to pay the purchase price on the date on which such Remarketing is to be settled, which shall be no later than the Remarketing Settlement Date, in same day funds against delivery of the Remarketed Senior Notes purchased through the facilities of the Depositary.
     (iv) if the Company purchases any Remarketed Senior Notes in the Initial Remarketing, the Company agrees to pay to the Representative, on behalf of the several Remarketing Agents, the purchase price for such Remarketed Senior Notes on the Remarketing Settlement Date, in same day funds, against delivery of Remarketed Senior Notes so purchased.
     (f) After deducting any fees specified in Section 4 below, the proceeds from a Successful Remarketing (i) with respect to the Pledged Senior Notes, shall be paid to the Collateral Agent in accordance with Section 7.06 of the Pledge Agreement and Section 5.02(a)(i) of the Purchase Contract Agreement and (ii) with respect to any Separate Senior Notes included in the Remarketing, shall be paid to the Custodial Agent for payment to the holders of such Separate Senior Notes in accordance with Section 5.02(a)(i) of the Purchase Contract Agreement and Section 5.07(c) and Section 7.06 of the Pledge Agreement.
     (g) The right of each holder of Separate Senior Notes or Normal Units to have Remarketed Senior Notes remarketed and sold on the Initial Remarketing Date shall be subject to the conditions that (i) the Remarketing Agents are able to find a purchaser or purchasers for Remarketed Senior Notes at the Remarketing Price based on the Reset Rate, (ii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agents as and when required and (iii) the Remarketing is settled in accordance with this Agreement.
     (h) It is understood and agreed that the Remarketing Agents shall not have any obligation whatsoever to purchase any Remarketed Senior Notes, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Remarketed Senior Notes for Remarketing or to otherwise expend or risk its or their own funds or incur or to be exposed to financial liability in the performance of its or their duties under this Agreement. Subject to Section 2(e)(iv) above, neither the Company nor the Remarketing Agents shall be obligated in any case to provide funds to make payment upon tender of the Remarketed Senior Notes for Remarketing.

     Section 3 . Representations and Warranties of the Company.
     The Company represents and warrants (i) as of the Time of Sale and (ii) on and as of the Remarketing Settlement Date, that each of the representations and warranties of the Company as set forth herein, is true and correct as if made on each of the dates specified above:
     (a) The Company and each subsidiary of the Company which meets the definition of a significant subsidiary as defined in Regulation S-X (collectively referred to herein as the “Significant Subsidiaries” and individually as a “Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own its properties and conduct its business; and to the Company’s knowledge, all of the issued shares of capital stock of each Significant Subsidiary are owned directly, or indirectly through wholly-owned subsidiaries, by the Company, free and clear of all material liens, encumbrances, equities or claims.
     (b) The Company’s authorized share capital is as set forth in the Time of Sale Information and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non assessable.
     (c) The Remarketed Senior Notes have been duly and validly authorized, executed and delivered by the Company and, assuming the Remarketed Senior Notes have been duly authenticated by the Trustee in accordance with the provisions of the Indenture, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity); and the Remarketed Senior Notes will conform in all material respects to the descriptions thereof in the Time of Sale Information and the Prospectus.
     (d) The sale of the Remarketed Senior Notes and the compliance by the Company with all the provisions of the Transaction Documents and the consummation of the transactions therein contemplated have not conflicted with or resulted in a breach or violation of any of the terms or provisions of, or constituted a default under, and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such breaches, conflicts, violations or defaults which would not have, individually or in the aggregate with such other breaches, conflicts, violations and defaults, a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole, and which will not affect the validity, performance or consummation of the transactions contemplated by the Transaction Documents, and have not resulted and will not result in any violation of the provisions of the Certificate of Incorporation or By laws of the Company or any statute, rule or regulation, or any order or decree of any court or regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, license, order, registration or qualification of or with any such court, regulatory authority or other governmental agency or body is required for the sale of the Remarketed Senior Notes or the consummation by the Company of the transactions contemplated by the Transaction Documents, except those which have been, or will have been prior to the Remarketing Settlement Date, obtained under the Act and the Exchange Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or state insurance securities laws in connection with the distribution of the Remarketed Senior Notes by the Remarketing Agents, and except for such consents, approvals, authorizations, licenses, orders, registrations or qualifications which the failure to make, obtain or comply with would not have, individually or in the aggregate with such other failures, a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole, and which will not affect the validity, performance or consummation of the transactions contemplated by the Transaction Documents.
     (e) Except as described in the Time of Sale Information and the Prospectus, there is no action, suit or proceeding pending, nor to the knowledge of the Company, is there any action, suit or proceeding threatened, which might reasonably be expected to result in a material adverse change in the financial condition, results of operations or business of the Company and its subsidiaries considered as a whole or which is required to be disclosed in the Registration Statement.
     (f) The Purchase Contract Agreement and the Pledge Agreement have each been duly authorized, executed and delivered by the Company, and each is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity); provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract Agreement), the Bankruptcy Code (11 U.S.C. §§ 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.06 of the Purchase Contract Agreement or Section 5.04 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent’s security interest in (1) the Senior Notes, (2) the Treasury Securities (as defined in the Purchase Contract Agreement) or (3) the applicable ownership interest in the Treasury Portfolio (as defined in the Purchase Contract Agreement), as applicable, and the transfer of such securities to the Purchase Contract Agent, for the benefit of the Holders of the Units; provided further, however, the Company makes no representation as to whether a court exercising bankruptcy jurisdiction might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company.
     (g) To the extent the Time of Sale Information and the Prospectus describe certain provisions of this Agreement, such provisions of this Agreement will conform in all material respects to the descriptions thereof.
     (h) The Indenture has been duly authorized and duly qualified under the Trust Indenture Act. The Third Supplemental Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery of the Third Supplemental Indenture by the Trustee, constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Indenture will conform in all material respects to the descriptions thereof in the Time of Sale Information and the Prospectus.
     (i) The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Time of Sale Information and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein.
     (j) There are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Time of Sale Information or the Prospectus which are not filed or described as required.
     (k) As of the date of this Agreement, the Company is a “well-known seasoned issuer,” and is not an “ineligible issuer,” both terms as defined in Rule 405 under the Securities Act.
     (l) The Registration Statement has been declared effective by the Commission or became effective upon filing; and no stop order preventing or suspending the use of the Registration Statement or the Time of Sale Information has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission.
     (m) The documents incorporated by reference in the Time of Sale Information and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the

Commission thereunder, and none of such documents as of its time of filing contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Time of Sale Information or the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Remarketing Agents furnished in writing to the Company by or on behalf of the Remarketing Agents through the Representative expressly for use in the Time of Sale Information or the Prospectus.
     (n) The Registration Statement when it was filed and became effective conformed, and the Prospectus and any further amendments or supplements thereto, when filed with the Commission will conform, in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder; the Registration Statement as of the Effective Date, the Time of Sale Information as of the Time of Sale and the Prospectus as of the date of the prospectus supplement comprising part of such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation and warranty is made as to any statement of eligibility on Form T-1 filed or incorporated by reference as part of the Registration Statement, the Time of Sale Information or the Prospectus, or as to information relating to the Remarketing Agents contained in or omitted from the Registration Statement, Time of Sale Information or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Remarketing Agents through the Representative specifically for inclusion therein.
     (o) Except as disclosed in or contemplated by the Time of Sale Information and the Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole from the dates as of which information is given in the Time of Sale Information and the Prospectus.
     (p) This Agreement has been duly authorized, executed and delivered by the Company.
     (q) The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United

States (“GAAP”) and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Information, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness identified by management, or by the Company’s auditors and communicated to management, in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (r) The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
     Section 4 . Fees.
     (a) If the Initial Remarketing of the Remarketed Senior Notes is a Successful Remarketing, the Representative shall retain, for itself and the other Remarketing Agents, as a remarketing fee (the “Remarketing Fee”) an amount equal to the lesser of (i) 25 basis points (0.25%) of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Note Purchase Price and (ii) the amount of the proceeds of such Remarketing in excess of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Notes Purchase Price.
     (b) Each Remarketing Agent shall be entitled to the percentage of the Remarketing Fee set forth opposite its name in Schedule I hereto.
     Section 5. Covenants of the Company.
     The Company covenants and agrees as follows:
     (a) to prepare the Preliminary Prospectus and the Prospectus, each in a form approved by the Remarketing Agents, and to file any such Preliminary Prospectus and Prospectus pursuant to the Securities Act within the period required by the Securities Act and the rules and regulations thereunder;
     (b) to prepare a Final Term Sheet and to file such Final Term Sheet with the Commission in compliance with Rule 433(d) under the Securities Act;

     (c) to file promptly with the Commission any amendment to the Registration Statement, the Preliminary Prospectus, the Final Term Sheet, or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;
     (d) to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agents with copies thereof;
     (e) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Remarketed Senior Notes;
     (f) to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Time of Sale Information or the Prospectus, of the suspension of the qualification of any of the Remarketed Senior Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Time of Sale Information or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Time of Sale Information or Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
     (g) to furnish promptly to the Remarketing Agents such copies of the following documents as the Remarketing Agents shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (B) the Preliminary Prospectus and any amended or supplemented Preliminary Prospectus, (C) the Prospectus and any amended or supplemented Prospectus; (D) the Final Term Sheet; (E) any issuer free writing prospectus referred to in Section 6; and (F) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if at any time when delivery of a prospectus is required in connection with the Remarketing, any event shall have occurred as a result of which the Time of Sale Information or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Time of Sale Information or Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Time of Sale Information or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agents and to any dealer in securities as many copies as the Remarketing Agents may from time to time reasonably request of amended or supplemented Time of Sale Information or Prospectus that will correct such statement or omission or effect such compliance;
     (h) prior to filing with the Commission (A) any amendment to the Registration Statement or supplement to the Prospectus or (B) any Prospectus pursuant to Rule 424 under the Securities Act, to furnish a copy thereof to the Representative and counsel to the Remarketing Agents; and not to file any such amendment or supplement that shall be reasonably disapproved by the Representative promptly after reasonable notice;
     (i) as soon as practicable, but in any event not later than August 10, 2007, to make “generally available to its security holders” an “earnings statement” of the Company and its subsidiaries complying with (which need not be audited) Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158). The terms “generally available to its security holders” and “earnings statement” shall have the meanings set forth in Rule 158; and
     (j) to take such action as the Representative may reasonably request in order to qualify the Remarketed Senior Notes for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Representative may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and provided further that the Company shall not be required to qualify the Remarketed Senior Notes in any jurisdiction if such qualification would result in any obligation on the part of the Company to make filings with any governmental entity in such jurisdiction after the completion of the Remarketing.
     (k) to pay: (1) the costs incident to the preparation and printing of the Registration Statement, any Time of Sale Information, the Prospectus and any amendments or supplements thereto; (2) the costs of distributing the Registration Statement, any Time of Sale Information, the Prospectus and any amendments or supplements thereto; (3) any fees and expenses of qualifying the Remarketed Senior Notes under the securities laws of the several jurisdictions as provided in Section 5(j) and of preparing, printing and distributing a Blue Sky Memorandum, if any (including any related fees and expenses of counsel to the Remarketing Agents); (4) all other costs and expenses incident to the performance of the obligations of the Company hereunder and the Remarketing Agents hereunder; and (5) the reasonable fees and expenses of counsel to the Remarketing Agents in connection with their duties hereunder.
     (l) to furnish the Remarketing Agents with such information and documents as the Remarketing Agents may reasonably request in connection with the transactions contemplated hereby, and to make reasonably available to the Remarketing Agents and any accountant, attorney or other advisor retained by the Remarketing Agents such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and to cause the Company’s officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such Person in connection with such investigation.
     Section 6 . Free Writing Prospectuses.
     (a) Subject to Section 5(b), the Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Remarketing Agent represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Remarketing or the Remarketed Senior Notes that would constitute an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; provided however, that prior to the preparation of the Final Term Sheet in accordance with Section 5(b) of this Agreement, the Remarketing Agents are authorized to use preliminary terms of the Remarketed Senior Notes in communications conveying information relating to the Remarketing to investors. Each of the Final Term Sheet and any such free writing prospectus consented to by the Company and the Representative is referred to as a “Permitted Free Writing Prospectus.”
     (b) The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     Section 7 . Delivery and Payment.
     (a) In the case of a Successful Initial Remarketing as determined in accordance with Section 8, payment for the Remarketed Senior Notes by the purchasers thereof identified by the Representative shall be made on the Remarketing Settlement Date by 10:00 a.m. New York City time. Delivery of the Remarketed Senior Notes shall be made to the Representative against payment by the respective purchasers of the Remarketed Senior Notes of the consideration therefor as specified herein. After deducting the Remarketing Fee, the Representative shall transfer any proceeds of the Remarketing in excess of the Remarketing Fee to the Collateral Agent or the Custodial Agent, as the case may be, in immediately available funds by wire transfer to an account or accounts designated by the Collateral Agent or Custodial Agent, as the case may be. The documents to be delivered on the Remarketing Settlement Date by or on behalf of the parties hereto pursuant to Section 8 hereof will be delivered at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017.
     (b) The Remarketed Senior Notes will be represented by one or more definitive Global Certificates in book-entry form which will be deposited with The Depository Trust Company or its designated custodian not less than one full Business Day in advance of the Remarketing Settlement Date, and the Company, the Collateral Agent and the registered holder or holders thereof agree to have the copies of certificates representing the Global Certificates available for inspection by the Representative in New York, New York not later than 12:00 noon on the Business Day prior to the Remarketing Settlement Date.
     Section 8 . Determination of Successful Initial Remarketing.
          A Successful Initial Remarketing shall be subject to a determination by the Remarketing Agents that the following conditions have been satisfied:
     (a) The Preliminary Prospectus, the Prospectus and the Final Term Sheet shall have been timely filed with the Commission; no stop order preventing or suspending the use of the Registration Statement or any part thereof or any Time of Sale Information shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, the Time of Sale Information or the Prospectus or otherwise shall have been complied with.
     (b) (1) Trading generally shall not have been suspended or materially limited on the New York Stock Exchange or the Nasdaq National Market, (2) trading of any securities of the Company shall not have been materially suspended or limited on the New York Stock Exchange or any other exchange or over-the-counter market, (3) a material disruption in securities settlement, payment or clearance services in the United States shall not have occurred, (4) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities, or (5) there shall not have occurred a material adverse change in the financial markets, any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis, if the effect of any such event specified in this clause (5) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the Remarketing or the delivery of the Remarketed Senior Notes on the terms and in the manner contemplated in the Transaction Documents.
     (c) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Remarketing Settlement Date, and the Company, the Purchase Contract Agent and the Collateral Agent shall have performed in all material respects all covenants and agreements contained herein or in the Purchase Contract Agreement or Pledge Agreement to be performed on their part at or prior to such Remarketing Settlement Date.
     (d) On the Remarketing Settlement Date, the Company shall have furnished to the Remarketing Agents a certificate, dated the Remarketing Settlement Date, of the Chief Executive Officer or Chief Financial Officer and the Treasurer satisfactory to the Remarketing Agents stating that: (1) no order preventing or suspending the use of the Registration Statement or any Time of Sale Information or prohibiting the sale of the

Remarketed Senior Notes is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the knowledge of such officers, threatened by the Commission; (2) the representations and warranties of the Company contained in Section 3 are true and correct on and as of the Remarketing Settlement Date and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to such Remarketing Settlement Date; and (3) the Registration Statement, as of the Effective Date, and the Time of Sale Information as of the Time of Sale did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus as of the date of the prospectus supplement comprising part of such Prospectus and as of the Remarketing Settlement Date did not or does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (e) On the Initial Remarketing Date and on the Remarketing Settlement Date, the Remarketing Agents shall have received a letter addressed to the Remarketing Agents and dated such respective dates, in form and substance satisfactory to the Remarketing Agents, of Deloitte & Touche LLP, the independent accountants of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to certain financial information contained or incorporated by reference in the Time of Sale Information and the Prospectus.
     (f) On the Remarketing Settlement Date, each of (1) counsel for the Company and (2) General Counsel to the Company, shall have furnished to the Remarketing Agents its opinion, addressed to the Remarketing Agents and dated the Remarketing Settlement Date, in form and substance reasonably satisfactory to the Remarketing Agents addressing such matters as are set forth in Annex A hereto.
     (g) On the Remarketing Settlement Date, Davis Polk & Wardwell, counsel for the Remarketing Agents, shall have furnished to the Remarketing Agents its opinion, addressed to the Remarketing Agents and dated the Remarketing Settlement Date, in form and substance satisfactory to the Remarketing Agents.
     (h) Subsequent to the Time of Sale, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate an improvement, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
          If the Remarketing Agents determine that the foregoing conditions have not been satisfied, a Failed Remarketing shall be deemed to have occurred.

     Section 9 . Indemnification.
     (a) The Company will indemnify and hold harmless each Remarketing Agent, the partners, directors and officers of each Remarketing Agent and each person, if any, who controls such Remarketing Agent within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Remarketing Agents or any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, the Prospectus, or any amendments or supplement thereto or any Permitted Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Remarketing Agents for any legal or other expenses reasonably incurred by the Remarketing Agents in connection with investigating or defending any such losses, claims, damages, liabilities or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Remarketing Agent through the Representative specifically for use therein.
     (b) Each Remarketing Agent, severally and not jointly, will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Remarketing Agent through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In the case of parties indemnified pursuant to subsection (a) above, counsel to the indemnified parties shall be selected by the Representative. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 or Section 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     Section 10 . Contribution.
     (a) If the indemnification provided for in Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party, in lieu of such indemnification, shall contribute to the aggregate amount of such losses, liabilities, claims, damages or expenses as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agents on the other hand from the offering of the Remarketed Senior Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportions as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Remarketing Agents on the other hand in connection with the statements of omissions which resulted in such losses, claims, damages or liabilities as well as any relevant equitable considerations. The relative benefits received by the Company on one hand and the Remarketing Agents on the other hand in connection with the Remarketing shall be deemed to be in the same proportions as the aggregate principal amount of the Remarketed Senior Notes less the fee paid to the Remarketing Agents on the one hand and the fee paid to the Remarketing Agents on the other hand bear to the aggregate principal amount of the Remarketed Senior Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Remarketing Agents on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Remarketing Agents agree that it would not be just and equitable if contribution pursuant to this subsection (a) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (a). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (a) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (a), no Remarketing Agent shall be required to contribute any amount in excess of the amount by which the fees received by it under Section 4 exceeds the amount of any damages which such Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (b) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Remarketing Agent and to each person, if any, who controls any Remarketing Agent within the meaning of the Securities Act; and the obligations of each Remarketing Agent under this Section 8 shall be in addition to any liability which such Remarketing Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.
     (c) The indemnity and contribution provisions contained in Section 9 and this Section 10 and the representations, warranties and other statements of the Company contained in this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Remarketing Agent or any person controlling any Remarketing Agent, or the Company, its officers or directors or any controlling person of the Company, and the completion of the Remarketing.
     Section 11 . Dealing in Securities.
     Each Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Senior Notes, Normal Units, Stripped Units or any of the securities of the Company (together, the "Securities”). Each Remarketing Agent may exercise any vote or join in any action which any beneficial owner of such Securities may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. Each Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

     Section 12 . Remarketing Agents’ Performance; Duty of Care; No Fiduciary Relationship.
     (a) The duties and obligations of the Remarketing Agents shall be determined solely by the express provisions of this Agreement and the Transaction Documents. No implied covenants or obligations of or against any Remarketing Agent shall be read into this Agreement or any of the Transaction Documents. In the absence of bad faith on the part of the Remarketing Agents, a Remarketing Agent may conclusively rely upon any document furnished to it, as to the truth of the statements expressed in any of such documents. Each Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties except as otherwise set forth herein. Any Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Senior Notes in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from its failure to comply with the material terms of this Agreement or the gross negligence or willful misconduct on its part. The provisions of this Section 12 shall survive the termination of this Agreement.
     (b) The Company acknowledges and agrees that (i) the Remarketing, including the determination of the Remarketing Price and the Remarketing Fee, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Remarketing Agents, on the other hand, (ii) in connection with the Remarketing contemplated hereby and the process leading to such transaction, each Remarketing Agent is and has been acting solely as Remarketing Agent hereunder and is not a fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) no Remarketing Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Remarketing contemplated hereby and the process leading thereto (irrespective of whether such Remarketing Agent has advised or is currently advising the Company on other matters) and no Remarketing Agent has any obligation to the Company with respect to the Initial Remarketing, except the obligations expressly set forth in this Agreement, (iv) the Remarketing Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Remarketing Agents have not provided any legal, accounting, regulatory or tax advice with respect to the Remarketing contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     Section 13 . Termination.
     (a) If this Agreement is terminated, except as otherwise provided herein, the Company shall not be under any liability to any Remarketing Agent and no Remarketing Agent shall be under any liability to the Company, except that if this Agreement is terminated by the Remarketing Agents because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse each Remarketing Agent for all of its out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it. Sections 9, 10 and 12 hereof shall survive the termination of this Agreement.
     (b) In the event of a Failed Remarketing, this Agreement shall terminate and the Original Remarketing Agreement shall be deemed to be of full force and effect. Sections 9, 10 and 12 hereof shall survive the termination of this Agreement.
     Section 14 . Notices.
     All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Remarketing Agents, shall be delivered or sent by mail, telex or facsimile transmission to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York, 10080, Attention: Global Origination Counsel (Fax: 212-446-3207);
     (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to The Hartford Financial Services Group, Inc., Hartford Plaza, Hartford, Connecticut 06115-1900, Attention: General Counsel (Fax: 860-547-5714); and
     (c) if to the Purchase Contract Agent, shall be delivered or sent by mail, telex or facsimile transmission to JPMorgan Chase Bank, N.A., 227 W. Monroe Street, Suite 2600, Chicago, Illinois 60606, Attention: Worldwide Securities Services (Fax: 312-267-5201).
     Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.
     Section 15 . Persons Entitled to Benefit of Agreement.
     This Agreement shall inure to the benefit of and be binding upon each party hereto and its respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of each Remarketing Agent and the person or persons, if any, who control such Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the several Remarketing Agents contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of the Company’s directors and officers who sign the Registration Statement, if any, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     Section 16 . Survival.
     The respective indemnities, representations, warranties and agreements of the Company and the several Remarketing Agents contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive any Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     Section 17 . Governing Law.
     This Agreement shall be governed by, and construed in accordance with, the laws of New York, without regard to conflicts of laws principles.
     Section 18 . Judicial Proceedings.
     (a) Each party hereto expressly accepts and irrevocably submits to the non-exclusive jurisdiction of the United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Remarketed Senior Notes. To the fullest extent it may effectively do so under applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
     (b) Each party hereto agrees, to the fullest extent that it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 18(a) brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction to which the Company is or may be subject) by a suit upon such judgment.
     Section 19 . Counterparts.
     This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     Section 20 . Headings.
     The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     Section 21 . Severability.
     If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.
     Section 22 . Prior Agreements; Amendments.
     This Agreement supersedes all prior agreements and understandings between the Company and the Remarketing Agents, or any of them, with respect to the Initial Remarketing and if any provision of this Agreement relating to the Initial Remarketing conflicts, or is inconsistent, with the Original Remarketing Agreement, this Agreement shall control.
     This Agreement may be amended by an instrument in writing signed by the parties hereto. Each of the Company and the Purchase Contract Agent agrees that it will not enter into, cause or permit any amendment or modification of the Transaction Documents or any other instruments or agreements relating to the Senior Notes or the Normal Units that would in any way adversely affect the rights, duties and obligations of any Remarketing Agent, without the prior written consent of each Remarketing Agent.
     Section 23 . Successors and Assigns.
     The rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of the Remarketing Agents. The rights and obligations of the Remarketing Agents hereunder may not be assigned or delegated to any other Person (other than an affiliate of a Remarketing Agent) without the prior written consent of the Company.
     If the foregoing correctly sets forth the agreement by and between the Company, the Remarketing Agents and the Purchase Contract Agent, please indicate your acceptance in the space provided for that purpose below.
[SIGNATURES ON THE FOLLOWING PAGE]

Very truly yours, THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ John N. Giamalis
Name: John N. Giamalis
Title: Senior Vice President and Treasurer

CONFIRMED AND ACCEPTED:
Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Richard M. Baio

Name: Richard M. Baio
Title: Vice President

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.

Name:
Title:

J.P. Morgan Securities Inc.

By:	/s/ Robert Bottamedi

Name: Robert Bottamedi
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
not individually but solely as Purchase Contract Agent
and as attorney-in-fact for the Holders of the Units

By:	/s/ R. Tarnas

Name: R. Tarnas
Title: Authorized Officer

SCHEDULE I

Remarketing Agents	Percentage of Total Remarketing Fees
Merrill Lynch, Pierce, Fenner & Smith Incorporated	33.34%
Goldman, Sachs & Co.	33.33%
J.P. Morgan Securities Inc.	33.33%

Total	100.00%

SCHEDULE II
[Form of Final Term Sheet]
$
The Hartford Financial Services Group, Inc.
% Senior Notes due August 16, 2008

Issuer:	The Hartford Financial Services Group, Inc.
Remarketed Amount:	$
Maturity Date:	August 16, 2008
First Interest Payment Date after the Remarketing:	August 16, 2006
Interest Payment Dates:	February 16, May 16, August 16 and November 16 of each year
Interest Rate:	%
Trade Date:	May 11, 2006
Settlement Date:	May 16, 2006		Trade date + 3 days
Remarketing Price:	%
Remarketing Fee:	$
Ranking:	Senior unsecured and unsubordinated obligations
[Proceeds to Separate Senior Note holders participating in the Remarketing:	$ per Senior Note]
[Proceeds to Normal Unit holders:	$ per Normal Unit]
[Aggregate principal amount of Senior Notes purchased by the Issuer	$ ]
[Ratings (Moody’s/S&P/Fitch):	Moody's:	S&P:	Fitch:]
Format:	SEC Registered
Denomination:	$1,000 principal amount and integral multiples thereof
CUSIP:
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any remarketing agent or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling: Merrill Lynch: 1-866-500-5408.

ANNEX A-1
Form of Opinion of Debevoise & Plimpton
to be delivered pursuant to Section 8(f)(1) of the Agreement
     1. Each of the Purchase Contract Agreement and the Pledge Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity); provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract Agreement), the Bankruptcy Code (11 U.S.C. §§ 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.06 of the Purchase Contract Agreement or Section 5.04 of the Pledge Agreement that require termination of the purchase contracts and release of the Collateral Agent’s security interest in (1) the Ownership Interests and the related Senior Notes, (2) the Treasury Securities (as defined in the Purchase Contract Agreement) or (3) the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of such term as defined in the Purchase Contract Agreement), as applicable, and the transfer of such securities to the Purchase Contract Agent for the benefit of the Holders (as defined in the Purchase Contract Agreement) of the Units (as defined in the Purchase Contract Agreement), provided further, however, that no opinion is expressed as to whether a court exercising bankruptcy jurisdiction might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company. In addition, applicable state laws and interpretations may affect the validity or enforceability of certain remedies provided for in the Pledge Agreement, but such limitations do not, in our opinion, make the remedies provided for therein inadequate for the practical realization of the rights and benefits intended to be provided thereby (subject to the other qualifications expressed in this letter).
     2. The Senior Notes have been duly authorized, executed and delivered by the Company and, assuming the Senior Notes have been duly authenticated by the Trustee, are entitled to the benefits of the Indenture and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity).
     3. The Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended. The Indenture has been duly authorized, executed and delivered by the

Company and, assuming the Indenture has been duly executed and delivered by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity).
     4. The Initial Remarketing Agreement has been duly authorized, executed and delivered by the Company and, assuming the Initial Remarketing Agreement has been duly executed and delivered by the Remarketing Agents and by JPMorgan Chase Bank, N.A. as Purchase Contract Agent and as attorney-in-fact for Holders of Purchase Contracts, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity).
     5. The statements made in the Preliminary Prospectus and the Prospectus under the captions “Description of the Remarketed Senior Notes” and “Description of the Debt Securities”, together with, in the case of the Preliminary Prospectus, the information in the Final Term Sheet, insofar as such statements purport to summarize certain provisions in the Indenture, the Senior Notes or legal matters referred to therein, are accurate in all material respects.
     6. The discussion under the caption “Certain United States Federal Income Tax Consequences” in the Preliminary Prospectus and the Prospectus, insofar as such discussion purports to summarize certain United States federal income tax consequences of the purchase, ownership, and disposition of the Remarketed Senior Notes, or state legal conclusions with respect thereto, is accurate in all material respects.
     The opinions set forth above are subject to the following additional limitations and qualifications:
     (a) Our opinions are subject to the effects of (1) an implied covenant of good faith, reasonableness and fair dealing and (2) limitations with respect to enforceability of provisions providing for indemnification or contribution arising under applicable law (including court decisions) or public policy.
     (b) We express no opinion as to (1) the priority status under the Bankruptcy Code (11 U.S.C. §§ 101 — 1330, as amended) of the Senior Notes or (2) the perfection or priority of the security interests purported to be created by the Pledge Agreement.

     (c) Without limiting the foregoing, we express no opinion as to the validity, binding effect or enforceability of any provision of the Purchase Contract Agreement, the Pledge Agreement, the Indenture or the Senior Notes that purports to (i) waive, release or vary any defense, right or privilege of, or any duties owing to, any party to the extent that such waiver, release or variation may be limited by applicable law, (ii) constitute a waiver of inconvenient forum or improper venue, (iii) relate to the subject matter jurisdiction of a court to adjudicate any controversy. In addition, the enforceability of any provision in the Purchase Contract Agreement, the Pledge Agreement, the Indenture or the Senior Notes to the effect that (x) the terms thereof may not be waived or modified except in writing, (y) the express terms thereof supersede any inconsistent course of dealing, performance or usage or (z) certain determinations made by one party shall have conclusive effect, may be limited under certain circumstances.
     (d) We express no opinion as to whether a United States Federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any of the Transaction Documents or the transactions contemplated thereby.
          We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States of America, as currently in effect, in each case that in our experience are normally applicable to transactions of the type contemplated by the Purchase Contract Agreement, the Pledge Agreement, the Initial Remarketing Agreement and the Indenture without regard to the particular nature of the business conducted by the Company.
          The opinions expressed herein are solely for your benefit and, without our prior written consent, neither our opinions nor this opinion letter may be disclosed to or relied upon by any other person. This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

ANNEX A-2
Form of Opinion of General Counsel to the Company
to be delivered pursuant to Section 8(f)(2) of the Agreement
     Neal S. Wolin, Esq., Executive Vice President and General Counsel to the Company, shall have furnished to you his written opinion, dated the Remarketing Settlement Date, in form and substance satisfactory to you, to the effect that:
1.	The Company is validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus.

2.	The Company’s authorized share capital is as set forth in the Base Prospectus under the heading “Description of Capital Stock of The Hartford Financial Services Group, Inc. —Authorized and Outstanding Capital Stock”.

3.	All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

4.	Except as described in the Preliminary Prospectus and the Prospectus, there is no action, suit or proceeding pending, nor, to the best of my knowledge, is there any action, suit or proceeding threatened against the Company that (a) might reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Company and its subsidiaries, considered as a whole (a “Material Adverse Effect”), or (b) is required to be disclosed in the Registration Statement.

5.	The Initial Remarketing Agreement has been duly authorized, executed and delivered by or on behalf of the Company.

6.	The sale of the Remarketed Senior Notes in accordance with the terms of the Initial Remarketing Agreement and the performance by the Company of its obligations in accordance with the terms of the Initial Remarketing Agreement (i) will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of (ii) the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or (iii) any statute or any order, rule or regulation known to me having jurisdiction over the Company or any of its properties; except, in the case of clauses (i) and (iii), for such violations that would not have a Material Adverse Effect; provided that I express no opinion in this paragraph (6) with respect to state securities laws or the antifraud provisions of the United States Federal securities laws.

7.	No consent or authorization of, approval by, notice to or filing with any court or governmental authority is required to be obtained or made on or prior to the date hereof by the Company for the sale of the Remarketed Senior Notes or the performance by the Company of its obligations in accordance with the terms of the Transaction Documents, except for any consents, authorizations, approvals, notices and filings that have been obtained or made and are in full force and effect and those consents, authorizations, approvals, notices and filings that individually or in the aggregate, if not made, obtained or done would not have a Material Adverse Effect ; provided that I express no opinion in this paragraph (7) with respect to state securities laws or the antifraud provisions of the United States Federal securities laws.
In rendering the opinion set forth in paragraph (3), I have assumed that the consideration required by the resolutions of the board of directors of the Company authorizing the issuance of all of the issued shares of capital stock of the Company has been received in full by the Company.
The opinions set forth in paragraphs (6) and (7) as to the performance by the Company of its obligations in accordance with the Transaction Documents are based solely upon the facts and circumstances as they exist on the date hereof and are rendered as if the Company had performed such obligations on the date hereof.
I am a member of the bar of the State of Connecticut and I do not hold myself out as conversant with, or express any opinion herein concerning, the laws of any jurisdiction other than the laws of the State of Connecticut, the DGCL and the Federal laws of the United States of America.
The opinions expressed herein are solely for your benefit and, without my prior written consent, neither my opinions nor this opinion letter may be disclosed to or relied upon by any other person. This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and I assume no responsibility to advise you of facts, circumstances, changes of law, or other events or developments that hereafter may occur or be brought to my attention and that may alter or modify the opinions expressed herein.
In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction outside the United States and in respect of matters of fact such counsel may rely upon certificates of officers of the Company and its subsidiaries; provided that such counsel shall state he believes that both you and he are justified in relying upon such certificates and copies of such certificates are made available to you.
     In addition, Mr. Wolin shall provide a separate letter stating that, based upon specified participation of such counsel in connection with the preparation of such documents:
(1) Each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, and each other document filed by the Company under the Exchange Act with the Commission since the filing of such Annual Report on Form 10-K and incorporated by reference in the Preliminary Prospectus and the Prospectus, in each case when such document was filed with the Commission, appeared to me on its face to be appropriately responsive in all material respects to the requirements as to form of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and nothing has come to my attention that has caused me to believe that any such document, as of the date it was filed, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such document was filed not misleading; except that in each case I express no belief as to (1) the financial statements, the related notes and schedules, and other financial information contained in any such document or (2) Regulation S-T.
(2) Each of the Registration Statement, as of the Effective Date, and the Prospectus, as of the date of the prospectus supplement comprising part of such Prospectus, appeared to me on its face to be appropriately responsive in all material respects to the requirements as to form of the 1933 Act and the applicable rules and regulations of the Commission thereunder and nothing has come to my attention that has caused me to believe (a) that (i) the Registration Statement or the Prospectus, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Information, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date of the Prospectus Supplement and as of the Remarketing Settlement Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (b) that any amendment to the Registration Statement required to be filed or any contract or document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement are not so filed or described as required; except that in each case I express no belief as to (x) the financial statements, the related notes and schedules, and other financial information contained in the Registration Statement, the Time of Sale Information or the Prospectus; or (y) the statement of eligibility of the Trustee under the Indenture, or (z) Regulation S-T.
     It is understood that such counsel may state that he has not independently verified factual statements in the Registration Statement, Time of Sale Information or the Prospectus.